EXHIBIT 99.2

PAB Bankshares, Inc. Announces Second Quarter 2008 Dividend and a Special Stock Dividend

VALDOSTA, Ga., May 21, 2008 (PRIME NEWSWIRE) -- On Tuesday, May 20, 2008, the Board of Directors for PAB Bankshares, Inc. (Nasdaq:PABK) declared a quarterly cash dividend in the amount of 9.5 cents ($0.095) per share. In addition, the Board of Directors approved a two percent (2.0%) stock dividend. Both dividends will be payable on July 15, 2008 to the Company's stockholders of record on June 30, 2008. The second quarter cash dividend is a 34% decrease compared to the 14.5 cents ($0.145) per share cash dividend paid in the previous quarter. "The decrease in the quarterly cash dividend is reflective of the decrease in our earnings in recent quarters. The Board of Directors elected to supplement our reduced quarterly cash dividend with this special stock dividend as an alternative means of providing our shareholders with a return on their investment, while preserving our capital," stated President and CEO M. Burke Welsh, Jr. "We believe that it is prudent to maintain a strong capital position in this difficult economic environment. We are also exploring several strategic opportunities that could potentially strengthen our franchise, and if we find such an opportunity, we will need that capital," added Welsh.

About PAB

The Company is a $1.2 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank currently operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Note to Investors

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on earnings and dividends, the economic environment and our exploration of strategic opportunities are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "may", "anticipate", "expect", "believe", "estimate", "could", "should", "will", and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause our actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting us, summarizes several factors that could cause our actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a deterioration in credit quality, a reduction in demand for credit and/or a decline in real estate values; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC"), including the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The Company undertakes no obligation to revise these statements following the date of this press release.

CONTACT:  PAB Bankshares, Inc.
          Maryellen Dampier, Investor Relations
          (229) 241-2775, ext. 1721
          maryellend@parkavebank.com